Exhibit 1

TELÉFONOS DE MÉXICO, S.A.B. DE C.V.

Debt Securities

UNDERWRITING AGREEMENT —

STANDARD PROVISIONS

June 19, 2009

To the Underwriters named in the

Pricing Agreement (as defined below)

Ladies and Gentlemen:

1. Introductory. Teléfonos de México, S.A.B. de C.V. (the “Company”), a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”), may from time to time enter into one or more pricing agreements (each, a “Pricing Agreement”) with one or more underwriters named in the Pricing Agreement (the “Underwriters”), which may be represented by one or more representatives (the “Representatives”), providing for the sale of the debt securities specified in the Pricing Agreement (such debt securities specified in such Pricing Agreement, the “Securities”). Unless otherwise specified in the Pricing Agreement, the Securities will be issued pursuant to an Indenture dated as of June 19, 2009 (the “Base Indenture”), as amended, supplemented and otherwise modified as specified in the Pricing Agreement, among the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Pricing Agreement will consist of an agreement in the form of Exhibit A hereto, or in such other form as the Company and the Underwriters may agree, that incorporates by reference, except as otherwise specified therein, the standard provisions set forth herein.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), not earlier than three years prior to the date of the Pricing Agreement, an automatic shelf registration statement, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”) (the file number of which is set forth in the Pricing Agreement) on Form F-3, for registration under the Securities Act of the offering and sale of the Securities. “Registration Statement” shall mean the registration statement referred to in the first sentence of this Section 2(a), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, on each applicable effective date and, in the event any post-effective amendment thereto becomes effective prior to the Closing

Date (as defined below), shall also mean the registration statement so amended. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time (as defined below), became effective upon filing. No notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; and no order suspending the effectiveness of such registration statement or any part thereof has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or is pending or, to the knowledge of the Company, is contemplated or threatened by the Commission, and any request on the part of the Commission for additional information pertaining to such registration statement has been complied with. “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b). “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities and otherwise satisfies Section 10(a) of the Securities Act. “Issuer Free Writing Prospectus” means any issuer free writing prospectus (as defined in Rule 433 under the Securities Act) relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act. “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to the Pricing Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. Notwithstanding the foregoing, the Company and the Guarantor do not make any representation or warranty with respect to any document, or any statements in or omissions from any document, based upon information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives specifically for use in such document (“Underwriter Information”); however, the Company acknowledges that the statements identified in the Pricing Agreement as “Underwriter Information” constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Statutory Prospectus. “Applicable Time” means the date and time set forth in the Pricing Agreement.

(b) (i) As of its applicable effective date, the Registration Statement conformed in all respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 (“Trust Indenture Act”) and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) at the Applicable Time, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) statements in or omissions from a Registration Statement or the Prospectus based upon Underwriter Information.

(c) (i) At the time of filing the Registration Statement and (ii) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405. At the time the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) made any offer in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405.

(d) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, the information set forth in Schedule II to the Pricing Agreement and any additional information identified in the Pricing Agreement as forming a part thereof, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information.

(f) The Company has been duly organized and is validly existing as a sociedad anónima de capital variable under the laws of Mexico, with power and authority (corporate and other) to own its properties and conduct its business as described in the

General Disclosure Package and is duly qualified to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or have power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities, the Base Indenture, the Supplemental Indenture (as defined in the Pricing Agreement) or the Pricing Agreement (a “Material Adverse Effect”).

(g) Each subsidiary of the Company has been duly organized and is validly existing as a corporation, company, sociedad anónima or a sociedad anónima de capital variable as the case may be, under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and is duly qualified to do business in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(h) The Base Indenture and the Supplemental Indenture have been duly authorized and have been duly qualified under the Trust Indenture Act with respect to the Securities registered thereby; the Securities have been duly authorized; and when the Securities are delivered and paid for pursuant to the Pricing Agreement on the Closing Date, the Base Indenture and Supplemental Indenture will have been duly executed and delivered, such Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus, Base Indenture and the Supplemental Indenture and such Securities will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Base Indenture and the Supplemental Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, concurso mercantíl, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Pricing Agreement in connection with the issuance and sale of the Securities by the Company, (i) except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws or any laws of jurisdictions outside Mexico and the United States in connection with the offering of the Securities and (ii) except for the notification by the Company to the Comisión Nacional Bancaria y de Valores pursuant to Article 7 of the Mexican Ley del Mercado de Valores.

(j) Except as disclosed in the General Disclosure Package and the Prospectus, under current laws and regulations of Mexico and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Securities may be paid by the Company to the holder thereof in Mexican pesos that may be converted into foreign currency and freely transferred out of Mexico and all such payments made to holders thereof or therein who are non-residents of Mexico will not be subject to income, withholding or other taxes under laws and regulations of Mexico or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Mexico or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Mexico or any political subdivision or taxing authority thereof or therein.

(k) The execution, delivery and performance of the Base Indenture, the Supplemental Indenture and the Pricing Agreement, and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, which breach, violation or default is material to the transactions contemplated by the Pricing Agreement, the Base Indenture or the Supplemental Indenture, or to the Company and its subsidiaries, taken as a whole, or the estatutos sociales, charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Pricing Agreement.

(l) The Pricing Agreement has been duly authorized, executed and delivered by the Company.

(m) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the Company and its subsidiaries, taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with such exceptions as are not material to the Company and its subsidiaries, taken as a whole, and that would not materially interfere with the use made or to be made thereof by them.

(n) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess all material certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(o) No labor dispute with the employees of the Company or any subsidiary exists or, to the best knowledge of the Company, is imminent that is likely to have a Material Adverse Effect.

(p) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(q) Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(r) Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Base Indenture, the Supplemental Indenture or the Pricing Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are threatened or, to the Company’s best knowledge, contemplated.

(s) The financial statements and the related Securities thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and statements of changes in financial position for the periods shown, and except as otherwise disclosed in the General Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with Mexican financial reporting standards applied on a consistent basis.

(t) Except as disclosed in the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(u) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(v) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(w) The Company and its directors or officers, in their capacities as such, are and have been at all times in compliance, in all material respects, with each applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(x) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of Mexico, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory authorities in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory authorities or any arbitrator involving the company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any of its or their directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities carried out or to be carried out in any jurisdiction subject to U.S. sanctions administered by OFAC.

(z) The Company and each of its subsidiaries have paid all Mexican, U.S. and other taxes and filed all tax returns required to be paid or filed through the date hereof and all assessments received by them to the extent such taxes have become due and are not being contested in good faith; and except as disclosed in the General Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of its properties or assets except for taxes that are being contested in good faith and as to which appropriate reserves have been established by the Company and except for any failure to file, failure to pay or deficiency which, individually or in the aggregate, would not have a Material Adverse Effect.

(aa) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or any equivalent provision of Mexican law.

(cc) Except as set forth in the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(dd) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ee) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

3. Purchase, Sale and Delivery of Securities. The Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, on the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in the Pricing Agreement, severally and not jointly, to purchase from the Company, at the purchase price set forth in the Pricing Agreement, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule I to the Pricing Agreement. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided in the Pricing Agreement.

Payment for and delivery of the Securities will be made on the date and at the time and place specified in the Pricing Agreement or at such other time or place on the same or such other date, not later than the seventh business day thereafter, as the Representatives and the Company may agree in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

Payment for the Securities will be made by wire transfer in immediately available funds to the accounts specified by the Company to the Representatives against delivery of the Securities to the Representatives for the account of the several Underwriters. Delivery of the Securities will be made through the facilities of DTC, unless otherwise set forth in the Pricing Agreement.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus and subject to any restrictions on offers and sales in particular jurisdictions that are described in the Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the Applicable Time.

(b) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable, subparagraph (5)) of Rule 424(b) not later than the second business day following the execution and delivery of the Pricing Agreement.

(c) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of any amendment or supplementation of the Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d) If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(e) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the applicable effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(f) The Company will furnish to the Representatives copies of each preliminary prospectus, and, so long as a prospectus relating to the Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements thereto, in each case in such quantities as the Representatives may reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of the Pricing Agreement. All other documents shall be so furnished as soon as available.

(g) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such states as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that the Company shall not be required to (i) file a general consent to service of process in any jurisdiction, (ii) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 5(g), or (iii) make any changes to its estatutos sociales or any agreement between it and its stockholders.

(h) All expenses incident to the performance of each party’s obligations under this agreement shall be paid in the manner specified in the Pricing Agreement.

(i) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities and on the execution and delivery of the Pricing Agreement.

(j) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company which are substantially similar to the Securities, without the prior written consent of the Representatives for a period beginning at the Applicable Time and ending at the Closing Date.

6. Free Writing Prospectuses. (a) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405. Any such free writing prospectus consented to by the Company and the Representatives pursuant to the preceding sentence is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of the Pricing Agreement. The Company consents to the use by any Underwriter of a free writing prospectus that contains only (a) information describing the preliminary terms of the Securities or their offering or (b) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the Applicable Time), of Mancera, S.C., a Member Practice of Ernst & Young Global (“Mancera”), in form and substance reasonably satisfactory to the Representatives.

(b) The Representatives shall have received a letter, dated the Closing Date, of Mancera, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which financial information is given in the Registration Statement, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter referred to in subsection (a) of this Section and confirming in all material respects the conclusions and findings set forth in such prior letter.

(c) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(b) herein. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the best knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(d) Subsequent to the execution and delivery of the Pricing Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse, and the effect of such change, development or event makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or Mexico Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any general moratorium on commercial banking activities declared by U.S. Federal or Mexican authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or Mexico; or (vii) any outbreak or escalation of hostilities involving the United States or Mexico, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

(e) The Company will have obtained the registration of the Securities with the Special Section of the Registry or any other section thereof as may be applicable, and such registration will remain in full force and effect.

(f) Counsel to the Company and the Underwriters shall have delivered written opinions, as provided for by the Pricing Agreement.

(g) The Representatives shall have received a certificate, dated the Closing Date, of a principal financial or accounting officer of the Company in which such officer, to the best of his knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in the Pricing Agreement (except for such representations and warranties of the Company that make reference to acts or situations at specific dates, which are true and correct in all material respects on and as of such specific dates) are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, any affiliates of an Underwriter participating in the offer or sale of the Securities contemplated by the Pricing Agreement and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any reasonable and documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with, the Underwriter Information.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Underwriter Information, and will reimburse any reasonable and documented legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any reasonable and documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities as specified in the Pricing Agreement on the Closing Date and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount number of shares of Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, the Pricing Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in the Pricing Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Pricing Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective Representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the Pricing Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to the Pricing Agreement and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Pricing Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (v), (vi) or (vii) of Section 7(d), the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

11. Notices. All notices, requests, claims, demands, waivers and other communications hereunder (except for service of process upon the Company, which shall be made pursuant to Section 17) shall be in writing and shall be deemed to have been duly given when (i) delivered by hand, if delivered personally or by courier, or (ii) transmitted by any standard form of telecommunication upon receipt of signal confirming receipt. Notices to the Underwriters will be given to the Representatives at the addresses set forth in the Pricing Agreement. Notices to the Company will be given to Teléfonos de México, S.A.B. de C.V., Parque Vía 198, Oficina 201, Colonia Cuauhtémoc, 06599 México, D.F., México (telefax: (011) (52) 55 5255-0347), Attention: José Manuel Camacho.

12. Successors. The Pricing Agreement will inure solely to the benefit of and be binding upon the parties thereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under the Pricing Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. The Pricing Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) The Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by the Pricing Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) the price of the Securities set forth in the Pricing Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Pricing Agreement;

(c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. The Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws provisions thereof.

17. Jurisdiction, Service of Process and Judgment Currency. Each of the parties hereto irrevocably agrees that any legal suit, action or proceeding arising out of or based upon the Pricing Agreement or the transactions contemplated hereby may be instituted in any New York court, irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceeding and waives any right to which it may be entitled on account of place of residence or domicile and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on the Pricing Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter, designates CT Corporation System’s address in New York City as its designated address to receive such process, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Personal service of process upon the Authorized Agent in any manner permitted by applicable law and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

Exhibit A—Form of Pricing Agreement

TELÉFONOS DE MÉXICO, S.A.B. DE C.V.

[Title of Debt Securities]

PRICING AGREEMENT

                    , 200

To: The Underwriters named in Schedule I hereto

Ladies and Gentlemen:

This Pricing Agreement incorporates the Underwriting Agreement — Standard Provisions of Teléfonos de México, S.A.B. de C.V. (the “Company”), dated June [    ], 2009 (the “Standard Provisions”), as filed with the U.S. Securities and Exchange Commission on June [    ], 2009 as Exhibit 1 to the Company’s Registration Statement on Form F-3 (No. 333-[            ]), subject to the specific provisions set forth below.

On the terms and subject to the conditions set forth in this Pricing Agreement, the Company agrees to sell to each Underwriter named in Schedule I hereto, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the principal amount set forth opposite such Underwriter’s name in Schedule I hereto of the Securities described below (the “Securities”).

Title of Securities:

Aggregate Principal Amount:

Interest:

Maturity Date:

Redemption:

Listing:

Settlement:

Public Offering Price (payable by the Underwriters):         % of the principal amount, plus accrued interest, if any, from                     , 200  .

Purchase Price:         % of the principal amount, plus accrued interest, if any, from                     , 200  .

[Exchange Rate for Purchase Price: Ps.                     to U.S.$1.00.]

Applicable Time:           [a.m./p.m.] (New York City time) on                     , 200  .

General Disclosure Package: as defined in the Standard Provisions, plus             .

Closing: 9:30 a.m. on                     , 200  , at the offices of                     .

Representative(s):

Representatives’ Address(es) for Notices:

Indenture: the Base Indenture, as supplemented by the              Supplemental Indenture to the Base Indenture dated the Closing Date (the “Supplemental Indenture”).

Payment of Expenses:

Opinions: The opinions to be delivered on the Closing Date for purposes of Section 7(f) of the Standard Provisions shall be substantially in the forms [attached as Exhibits [            ] hereto] [separately provided to you], each of which is in form and substance satisfactory to you for purposes of such Section.

Underwriter Information:

The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

The provisions of the Standard Provisions are incorporated herein by reference. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Standard Provisions.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

TELÉFONOS DE MÉXICO, S.A.B. DE C.V.

By
Name: Title:

By
Name: Title:

The foregoing Pricing Agreement is hereby confirmed and

  accepted as of the date first above written.

[                                                                         ]

acting on behalf of [itself][themselves] and as

      Representative[s] of the several Underwriters named

      on Schedule I hereto

By
Name: Title:

[By
Name: Title:]

SCHEDULE I

Underwriters	Principal Amount of Securities to be Purchased

Total

SCHEDULE II

Free Writing Prospectuses included in the General Disclosure Package:

•	Final Term Sheet, dated , 200 .

SCHEDULE III

FORM OF FINAL TERM SHEET

Issuer: Teléfonos de México, S.A.B. de C.V.

Title of Securities:

Aggregate Principal Amount:

Price To Public:         % of principal amount, plus accrued interest, if any, from

Maturity:

Interest Rate/Coupon:         [%]

Interest Payment Dates:                      and                      of each year, commencing on

Interest Payment Record Dates:                      and                      of each year

Redemption Provisions/Call Options:

[Sinking Fund Provisions:                                         ]

Yield to Maturity:

Benchmark:

Spread to Treasury:

Other Provisions:

Settlement Date:

Minimum Denomination:

Booking-Running Manager[s]:

Co-Managers:

Ratings:                     /

CUSIP:

ISIN:

[Common Code:                             ]

[Listing:                         ]

The offer and sale of the Securities to which this final term sheet relates have been registered by Teléfonos de México, S.A.B. de C.V. by means of a registration statement on Form F-3 (Registration No. 333-[            ]).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-[            ].